EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON
FORM 8-K DATED July 28, 2003

Commission File Number 1-6887

Bank of Hawaii Corporation Second Quarter 2003 Financial Results

•                       Diluted Earnings Per Share Increases to $0.48

•                       Net Income Increases to $30.0 Million for the Quarter

•                       Board of Directors Declares Dividend of $0.19 Per Share

•                       Company Successfully Completes Systems Conversion

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 28, 2003) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.48 for the second quarter of 2003, up 2.1 percent from diluted earnings per share of $0.47 in the first quarter of 2003 and up 14.3 percent from $0.42 in the second quarter last year.  Net income for the second quarter was $30.0 million, up from $29.8 million in the previous quarter and down from $31.0 million in the same quarter last year.  Net income in the second quarter of 2003 included charges of $10.1 million related to the information technology systems replacement project compared to charges of $7.4 million in the first quarter of 2003.

The return on average assets for the second quarter of 2003 was 1.27 percent, down from 1.31 percent in the first quarter of 2003 and up from 1.23 percent in the second quarter of 2002.  The return on average equity was 12.93 percent in the second quarter, up 4.1 percent from 12.42 percent in the previous quarter and up 30.1 percent from 9.94 percent in the same quarter last year.

“I am encouraged by the Company’s ongoing improvement that is reflected in our second quarter financial results,” said Michael E. O’Neill, Chairman, CEO and President.  “Our systems conversion was completed earlier this month on time and on budget.  Considering the scope and magnitude of this project, we are pleased that it was accomplished without major disruption to customer service.  We continue to look forward to the benefits the new system will provide our customers and shareholders.”

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For six months ended June 30, 2003, net income was $59.8 million, down from net income of $62.1 million for the same period last year largely due to $17.5 million in systems replacement costs.  Diluted earnings per share were $0.95 for the first half of 2003, an increase of 14.5 percent from $0.83 per share for the first half of 2002.  The year-to-date return on average assets was 1.29 percent, up from 1.22 percent for the same six months in 2002.  The year-to-date return on average equity was 12.67 percent, a significant improvement from 9.96 percent for the six months ended June 30, 2002.

Financial Highlights

Net interest income for the second quarter of 2003 on a fully taxable equivalent basis was $90.5 million, down $0.5 million from the first quarter of 2003 and down $2.5 million from net interest income of $93.0 million in the second quarter of 2002.  The decrease in net interest income was primarily due to reductions in interest rates.  An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.12 percent for the second quarter of 2003, a 17 basis point decrease from 4.29 percent in the previous quarter and a 15 basis point increase from 3.97 percent in the same quarter last year.  The decrease in the net interest margin compared with the previous quarter was largely due to strategic de-leveraging of the balance sheet.

The Company did not recognize a provision for loan and lease losses during the quarter or the previous quarter.  The allowance for loan and lease losses was reduced $2.1 million from March 31, 2003, which equaled the amount of net charge-offs for the quarter.  Provision for loan and lease losses of $3.3 million in the second quarter of 2002 equaled net charge-offs for that quarter.

Non-interest income was $50.7 million for the quarter, an increase of $6.0 million or 13.4 percent compared to non-interest income of $44.8 million in the first quarter of 2003.  The improvement was largely due to increased mortgage banking income, as the Company returned to selling the majority of its mortgage loan production in the second quarter.  Non-interest income was up $2.8 million, or 5.9 percent from non-interest income of $47.9 million in the second quarter of 2002.

Non-interest expense was $95.4 million in the second quarter of 2003, including the previously mentioned $10.1 million in system replacement costs.  Non-interest expense for the first quarter of 2003 included $7.4 million in system replacement costs as previously discussed.  Excluding these items, non-interest expense was $85.3 million in the second quarter of 2003, an increase of $2.5 million, or 3.0 percent, compared to the previous quarter and a decrease of $4.1 million, or 4.6 percent, from the same quarter last year.  The increase from the previous quarter was largely due to increased salary expense resulting from vesting of restricted stock, severance accruals and seasonal pay increases.

The efficiency ratio was 67.6 percent for the second quarter of 2003.  Excluding systems replacement costs, the efficiency ratio was 60.4 percent in the second quarter, compared to 61.0 percent in the previous quarter and 63.5 percent in the same quarter last year.  For the six months ending June 30, 2003, the efficiency ratio, excluding systems replacement and net restructuring costs was 60.7 percent compared to 61.9 percent in the comparable period last year.

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The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Business segment results are determined based on the Company’s internal financial management reporting process and organizational structure.  Business segment performance details are summarized in Tables 11 and 11a.

Asset Quality

Bank of Hawaii Corporation’s credit quality continued to improve in the second quarter of 2003 as measured by reductions in non-performing assets and internal classifications, and a continued positive trend in the level of net charge-offs.  Non-performing assets were $42.0 million at the end of the quarter, a decrease of $2.2 million, or 5.0 percent, from non-performing assets of $44.2 million at the end of the previous quarter.  Improvements in non-performing assets were largely the result of loans returned to accrual or paid-off.  These reductions were partially offset by the downgrade of a $7.6 million credit to a local company in Hawaii.  Non-performing assets declined $36.8 million, or 46.7 percent compared to $78.8 million at the end of the same quarter last year.  At June 30, 2003 the ratio of non-performing assets to total loans plus foreclosed assets and non-performing loans held for sale was 0.77 percent compared with 0.79 percent at March 31, 2003 and 1.45 percent at June 30, 2002.

Non-accrual loans were $32.7 million at June 30, 2003, a reduction of $2.4 million, or 6.8 percent, from $35.1 million at March 31, 2003 and down $28.9 million, or 46.9 percent, from $61.6 million at June 30, 2002.  Non-accrual loans as a percentage of total loans were 0.60 percent at June 30, 2003, down from 0.63 percent at the end of the previous quarter and down significantly from 1.14 percent at the end of the comparable quarter last year.

Net charge-offs for the second quarter of 2003 were $2.1 million, or 0.15 percent (annualized) of total average loans, a decrease from $2.8 million, or 0.21 percent (annualized) of total average loans in the first quarter of 2003.  Net charge-offs during the second quarter of 2002 were $3.3 million, or 0.24 percent (annualized) of total average loans.  Net charge-offs during the second quarter of 2003 were comprised of $5.7 million in charge-offs partially offset by recoveries of $3.6 million.  Net charge-offs for the first half of 2003 were $4.9 million, or 0.18 percent (annualized) of total average loans, a decrease from $11.6 million, or 0.42 percent (annualized) of total average loans in the comparable period last year.

The allowance for loan and lease losses was $138.0 million at June 30, 2003.  The ratio of the allowance for loan and lease losses to total loans was 2.52 percent at June 30, 2003 unchanged from March 31, 2003 and down from 2.94 percent at June 30, 2002.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 7.

Other Financial Highlights

Total assets were $9.6 billion at June 30, 2003, up from $9.5 billion at December 31, 2002 and down from $9.8 billion at June 30, 2002.  The increase from December 31, 2002 was largely due to growth in loans offset by reductions in non-earning assets.  Compared to the previous year, total assets decreased $273 million due to reductions in short-term investments as excess liquidity was utilized for share repurchases and debt reduction that offset loan growth.

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Total assets increased $141 million compared to March 31, 2003 largely due to growth in investment securities that offset a net decrease in loans.  Commercial loans declined slightly from the previous quarter as managed reductions in syndicated lending and lease financing offset growth in Hawaii commercial lending.  The decrease in consumer loans was largely the result of reductions in residential mortgages as the Company returned to selling new loan originations in the secondary market during the second quarter of 2003.  Loan portfolio balances are summarized in Table 7.

Total deposits at June 30, 2003 were $7.1 billion, up $221 million from December 31, 2002 and up $685 million from June 30, 2002 as growth in demand and savings deposits continued to offset managed decreases in time and foreign deposits.

During the second quarter of 2003, Bank of Hawaii Corporation repurchased 2.2 million shares of common stock at a total cost of $73.0 million under the share repurchase program.  The average cost per share was $33.70 during the quarter.  From the beginning of the program through June 30, 2003, the Company had repurchased a total of 25.2 million shares and returned a total of $687.2 million to the shareholders at an average cost of $27.31 per share.  Through July 25, 2003, the Company repurchased an additional 0.24 million shares of common stock at a cost of $34.15 per share.  Remaining buyback authority was $104.7 million at July 25, 2003.

The Company’s capital and liquidity remains exceptionally strong.  At June 30, 2003 the Tier 1 leverage ratio was 9.29 percent compared to 10.03 percent at March 31, 2003 and 12.11 percent at June 30, 2002.

The Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share on the Company’s outstanding shares.  The dividend will be payable on September 15, 2003 to shareholders of record at the close of business on August 22, 2003.  The Company’s dividend level is currently under review and it is anticipated that an increase will be announced in the third quarter earnings release.

Information Technology Systems Replacement Project

Bank of Hawaii Corporation signed a seven-year outsourcing agreement with Metavante Corporation in July of 2002 to serve as the Company’s primary technology systems provider.  The conversion to Metavante was completed on July 7, 2003.  The Company has been successfully operating on the Metavante platform since the conversion.  This lower cost platform is expected to provide annual cost savings of over $17 million compared to second quarter 2002 technology expense levels.  In connection with this project, the Company estimates that it will recognize transition charges of approximately $35 million over the five-quarter conversion period that ends during the third quarter of 2003.  During the second quarter of 2003, $10.1 million in costs were incurred, bringing the total project-to-date cost to $31.1 million.  The remaining system conversion cost of approximately $4.4 million is expected to be recognized in the third quarter of 2003.  Additional details on this project may be found in Table 10.

Economic Outlook

Economic expansion continued in Hawaii during the second quarter of 2003.  Hawaii personal income during the first quarter of 2003 increased 5.5 percent from the prior year period in nominal terms.  Adjusted for inflation, Hawaii real personal income grew at a 3.5 percent compound annual rate during the eight quarters ended in the first quarter of 2003, a pace that is expected to continue through 2003.  Hawaii seasonally-adjusted unemployment rose from 3.0

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percent in February 2003 to 4.1 percent in June 2003, the same unemployment rate as one year earlier in June 2002.  A resurgence of payroll employment growth after the Iraq conflict suggested that unemployment rates had only temporarily increased.  Domestic travel—comprising more than 80 percent of passenger volumes—rose 4.8 percent during the second quarter of 2003 from the same quarter last year.  International travel to Hawaii fell to 30.8 percent below second quarter 2002 volumes.  The resulting 3.8 percent decline in overall passenger volumes during the second quarter of 2003 from same quarter last year was reversed in July 2003 as Asian arrivals increased.  For more economic information, visit the Company’s web site http://www.boh.com/econ/.

Earnings Outlook

The Company continues to believe that its previously published earnings guidance of $131 million in net income for the full year of 2003 remains realistic.  Based on current conditions, the Company does not expect to record a provision for loan and lease losses in 2003.  However, the actual amount of the provision for loan and lease losses depends on determinations of credit risk that are made near the end of each quarter.  Earnings per share and return on equity projections continue to be dependent upon the terms and timing of share repurchases.

Conference Call Information

The Company will review its second quarter 2003 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is (800) 915-4836 in the United States or (973) 317-5319 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning at 10:00 a.m. Hawaii Time (4:00 p.m. Eastern Time) on Monday, July 28, 2003 by calling (800) 428-6051 in the United States or (973) 709-2089 for international callers and entering the number 273139 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

This news release contains forward-looking statements concerning, among other things, the likelihood of an increase in dividend, the expected level of loan loss provisioning, anticipated costs and annual savings of our technology systems replacement project, and anticipated revenues and expenses in 2003 and beyond.  We believe the assumptions underlying our forward-looking statements are reasonable.  However, any of the assumptions could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may deteriorate our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases; 5) inability to achieve expected benefits of our technology outsourcing project and other business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) actions by the United States military and real or threatened terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations.  We do not undertake any obligation to update any forward-looking statements to reflect later events or circumstances.

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Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts) Earnings Highlights and Performance Ratios	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002 (1)	2003	2002 (1)

Net Income	$30,034	$31,016	$59,835	$62,072
Basic Earnings Per Share	0.50	0.43	0.99	0.85
Diluted Earnings Per Share	0.48	0.42	0.95	0.83
Cash Dividends	11,370	13,068	22,932	26,245
Return on Average Assets	1.27%	1.23%	1.29%	1.22%
Return on Average Equity	12.93%	9.94%	12.67%	9.96%
Net Interest Margin	4.12%	3.97%	4.20%	3.95%
Efficiency Ratio	67.55%	63.45%	67.01%	62.61%
Efficiency Ratio excluding ITSRP and Restructuring Costs	60.39%	63.45%	60.68%	61.92%

Statement of Condition Highlights and Performance Ratios	June 30,
	2003	2002 (1)

Total Assets	$9,550,934	$9,824,065
Net Loans	5,333,896	5,250,216
Total Deposits	7,140,849	6,455,981
Total Shareholders’ Equity	913,010	1,191,072

Book Value Per Common Share	$15.50	$17.05
Allowance / Loans Outstanding	2.52%	2.94%
Average Equity / Average Assets	10.16%	12.27%
Employees (FTE)	2,879	2,983
Branches and offices	91	97

Market Price Per Share of Common Stock for the Quarter Ended:
Closing	$33.15	$28.00
High	$35.90	$29.86
Low	$30.75	$25.45

(1)  Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands except per share amounts)	2003	2002 (1)	2003	2002 (1)
Interest Income
Interest and Fees on Loans and Leases	$85,954	$92,441	$171,727	$191,086
Income on Investment Securities - Held to Maturity	3,083	4,544	5,366	9,689
Income on Investment Securities - Available for Sale	19,815	26,805	42,278	53,998
Deposits	1,161	6,011	2,468	11,058
Funds Sold and Security Resale Agreements	822	752	1,586	1,755
Other	1,016	1,395	2,205	2,727
Total Interest Income	111,851	131,948	225,630	270,313
Interest Expense
Deposits	13,309	22,166	27,756	46,144
Security Repurchase Agreements	2,391	8,256	4,633	18,549
Funds Purchased	219	245	424	476
Short-Term Borrowings	25	289	49	938
Long-Term Debt	5,422	8,055	11,283	16,374
Total Interest Expense	21,366	39,011	44,145	82,481
Net Interest Income	90,485	92,937	181,485	187,832
Provision for Loan and Lease Losses	—	3,324	—	11,616
Net Interest Income After Provision for Loan and Lease Losses	90,485	89,613	181,485	176,216
Non-Interest Income
Trust and Asset Management	12,545	14,175	25,726	28,993
Mortgage Banking	6,061	2,842	6,344	10,799
Service Charges on Deposit Accounts	8,645	7,956	17,595	16,366
Fees, Exchange, and Other Service Charges	13,473	13,065	26,462	25,517
Investment Securities Gains	587	3	1,170	3
Insurance	2,991	2,563	5,973	5,162
Other	6,437	7,314	12,222	14,103
Total Non-Interest Income	50,739	47,918	95,492	100,943
Non-Interest Expense
Salaries	39,232	37,884	75,691	77,071
Pensions and Other Employee Benefits	8,479	9,391	18,449	19,387
Net Occupancy Expense	9,628	9,321	19,241	18,914
Net Equipment Expense	9,208	9,997	18,956	20,118
Restructuring and Other Related Costs	—	—	—	1,979
Information Technology Systems Replacement Project	10,105	—	17,522	—
Other	18,742	22,777	35,735	43,324
Total Non-Interest Expense	95,394	89,370	185,594	180,793
Income Before Income Taxes	45,830	48,161	91,383	96,366
Provision for Income Taxes	15,796	17,145	31,548	34,294
Net Income	$30,034	$31,016	$59,835	$62,072
Basic Earnings Per Share	$0.50	$0.43	$0.99	$0.85
Diluted Earnings Per Share	$0.48	$0.42	$0.95	$0.83
Dividends Per Share	$0.19	$0.18	$0.38	$0.36
Basic Weighted Average Shares	59,566,970	72,299,850	60,425,943	72,803,414
Diluted Weighted Average Shares	62,301,337	74,486,987	62,907,697	74,815,508

(1)  Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

(dollars in thousands)	June 30, 2003	December 31, 2002	June 30, 2002 (1)
Assets
Interest-Bearing Deposits	$307,552	$549,978	$1,346,014
Investment Securities - Held to Maturity (Market Value of $555,878, $236,016 and $323,722, respectively)	548,719	229,720	312,467
Investment Securities - Available for Sale	2,140,607	2,287,201	1,806,384
Funds Sold	250,000	195,000	125,000
Loans Held for Sale	71,892	40,118	48,416
Loans	5,471,870	5,359,004	5,409,195
Allowance for Loan and Lease Losses	(137,974)	(142,853)	(158,979)
Net Loans	5,333,896	5,216,151	5,250,216
Total Earning Assets	8,652,666	8,518,168	8,888,497
Cash and Non-Interest Bearing Deposits	297,868	374,352	304,595
Premises and Equipment	165,542	176,969	188,128
Customers’ Acceptance Liability	1,371	2,680	1,657
Accrued Interest Receivable	35,849	36,722	38,425
Foreclosed Real Estate	9,285	9,434	17,223
Mortgage Servicing Rights	24,841	28,820	30,244
Goodwill	36,216	36,216	36,216
Other Assets	327,296	333,057	319,080
Total Assets	$9,550,934	$9,516,418	$9,824,065
Liabilities
Domestic Deposits
Non-Interest Bearing Demand	$1,843,750	$1,719,633	$1,466,092
Interest Bearing Demand	1,157,801	1,169,128	986,546
Savings	2,754,607	2,535,219	2,292,395
Time	1,352,413	1,461,780	1,652,805
Foreign Deposits
Time Due to Banks	—	1,130	16,777
Other Savings and Time	32,278	33,271	41,366
Total Deposits	7,140,849	6,920,161	6,455,981
Securities Sold Under Agreements to Repurchase	699,256	735,621	1,257,808
Funds Purchased	90,200	64,467	60,243
Current Maturities of Long-Term Debt	14,000	114,781	173,259
Short-Term Borrowings	22,424	33,420	16,935
Banker’s Acceptances Outstanding	1,371	2,680	1,657
Retirement Benefits Payable	62,678	61,385	37,642
Accrued Interest Payable	9,755	13,731	23,427
Taxes Payable	196,868	196,813	181,826
Other Liabilities	81,988	82,596	80,158
Long-Term Debt	318,535	275,004	344,057
Total Liabilities	8,637,924	8,500,659	8,632,993
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: June 2003 - 81,588,394 / 58,896,230; December 2002 - 81,294,730 / 63,015,442; June 2002 - 81,329,346 / 69,856,075	807	806	806
Capital Surplus	386,565	372,192	370,947
Accumulated Other Comprehensive Income	12,412	11,659	29,931
Retained Earnings	1,151,623	1,115,910	1,082,421
Deferred Stock Grants	(8,168)	(1,424)	(4,182)
Treasury Stock, at Cost (Shares: June 2003 - 22,692,164; December 2002 - 18,279,288; June 2002 - 11,473,271)	(630,229)	(483,384)	(288,851)
Total Shareholders’ Equity	913,010	1,015,759	1,191,072
Total Liabilities and Shareholders’ Equity	$9,550,934	$9,516,418	$9,824,065

(1)  Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)		Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre-hensive Income

Balance at December 31, 2002		$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income		59,835	—	—	—	59,835	—	—	$59,835
Other Comprehensive Income, Net of Tax:
Unrealized Gain on Investment Securities		753	—	—	753	—	—	—	753
Total Comprehensive Income									$60,588

Common Stock Issued:
18,147	Retirement Savings Plan	585	—	184	—	—	—	401
635,660	Stock Option Plan	16,215	—	3,660	—	(1,190)	(280)	14,025
45,518	Dividend Reinvestment Plan	1,463	—	459	—	—	—	1,004
6,777	Directors’ Restricted Shares and Deferred Compensation Plan	140	1	224	—	—	—	(85)
286,700	Employees’ Restricted Shares	3,382	—	9,846	—	—	(6,464)	—
Treasury Stock Purchased (5,107,779 shares)		(162,190)	—	—	—	—	—	(162,190)
Cash Dividends Paid		(22,932)	—	—	—	(22,932)	—	—
Balance at June 30, 2003		$913,010	$807	$386,565	$12,412	$1,151,623	$(8,168)	$(630,229)

Balance at December 31, 2001		$1,247,012	$806	$367,672	$22,761	$1,055,424	$(7,637)	$(192,014)
Comprehensive Income:
Net Income		62,072	—	—	—	62,072	—	—	$62,072
Other Comprehensive Income, Net of Tax:
Unrealized Gain on Investment Securities		7,547	—	—	7,547	—	—	—	7,547
Foreign Currency Translation Adjustment		(377)	—	—	(377)	—	—	—	(377)
Total Comprehensive Income									$69,242

Common Stock Issued:
22,894	Retirement Savings Plan	632	—	119	—	—	—	513
1,222,308	Stock Option Plan	25,142	—	3,727	—	(8,828)	48	30,195
53,227	Dividend Reinvestment Plan	1,464	—	264	—	(2)	—	1,202
3,605	Directors’ Restricted Shares and Deferred Compensation Plan	50	—	103	—	—	—	(53)
(51,500)	Employees’ Restricted Shares	2,469	—	(938)	—	—	3,407	—
Treasury Stock Purchased (4,610,800 shares)		(128,694)	—	—	—	—	—	(128,694)
Cash Dividends Paid		(26,245)	—	—	—	(26,245)	—	—
Balance at June 30, 2002		$1,191,072	$806	$370,947	$29,931	$1,082,421	$(4,182)	$(288,851)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended June 30, 2003			Three Months Ended March 31, 2003			Three Months Ended (1) June 30, 2002			Six Months Ended June 30, 2003
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest Bearing Deposits	$212.4	$1.2	2.19%	$253.8	$1.3	2.09%	$1,310.0	$6.0	1.84%	$233.0	$2.5	2.14%
Funds Sold	267.3	0.9	1.23	250.5	0.8	1.22	173.3	0.8	1.74	259.0	1.6	1.22
Investment Securities
- Held to Maturity	324.8	3.1	3.85	202.0	2.3	4.61	328.6	4.7	5.63	263.7	5.4	4.14
- Available for Sale	2,316.9	19.8	3.42	2,268.1	22.5	3.96	1,890.3	26.8	5.67	2,292.6	42.3	3.69
Loans Held for Sale	81.6	1.1	5.43	10.1	0.1	5.16	65.2	1.1	6.88	46.0	1.2	5.38
Net Loans and Lease Financing
Domestic
- Commercial and Industrial	819.8	10.0	4.87	871.7	10.5	4.87	1,061.1	13.4	5.07	845.6	20.4	4.87
- Construction	83.0	0.9	4.50	115.4	1.4	5.08	157.5	2.2	5.72	99.1	2.4	4.83
- Commercial Mortgage	682.5	10.1	5.93	597.8	9.0	6.14	587.5	9.9	6.73	640.5	19.2	6.03
- Residential Mortgage	2,295.1	37.3	6.50	2,249.0	37.7	6.70	2,399.0	42.5	7.08	2,272.1	75.0	6.60
- Installment	535.6	13.6	10.18	501.9	12.8	10.36	392.0	11.0	11.23	518.8	26.4	10.27
- Home Equity	442.7	5.6	5.06	434.5	5.7	5.28	391.1	5.7	5.90	438.6	11.2	5.17
- Purchased Home Equity	162.3	2.0	4.96	180.2	2.6	5.78	—	—	—	171.2	4.6	5.39
- Lease Financing	482.6	5.3	4.42	495.6	5.9	4.81	502.2	6.6	5.25	489.1	11.2	4.62
Total Domestic Loans	5,503.6	84.8	6.17	5,446.1	85.6	6.33	5,490.4	91.3	6.66	5,475.0	170.4	6.25
Foreign	14.8	—	—	14.7	—	—	14.1	—	—	14.8	0.1	1.39
Total Loans	5,518.4	84.8	6.16	5,460.8	85.6	6.32	5,504.5	91.3	6.65	5,489.8	170.5	6.24
Other	75.3	1.0	5.41	74.6	1.2	6.47	99.2	1.3	5.64	74.9	2.2	5.93
Total Earning Assets	8,796.7	111.9	5.09	8,519.9	113.8	5.38	9,371.1	132.0	5.64	8,659.0	225.7	5.23
Cash and Non-interest Bearing Deposits	325.6			331.6			343.6			328.6
Other Assets	385.9			391.5			365.3			388.7
Total Assets	$9,508.2			$9,243.0			$10,080.0			$9,376.3

Interest Bearing Liabilities
Interest Bearing Deposits
Domestic Deposits
– Demand	$1,164.8	0.7	0.25	$1,149.2	0.7	0.26	$965.1	1.1	0.45	$1,157.0	1.5	0.25
– Savings	2,744.1	4.5	0.65	2,608.2	4.6	0.71	2,173.5	7.8	1.44	2,676.5	9.0	0.68
– Time	1,401.4	8.1	2.31	1,443.3	9.1	2.55	1,732.0	12.9	2.98	1,422.2	17.1	2.43
Total Domestic Deposits	5,310.3	13.3	1.00	5,200.7	14.4	1.12	4,870.6	21.8	1.79	5,255.7	27.6	1.06
Foreign Deposits
– Time Due to Banks	—	—	—	1.0	—	—	37.3	0.1	1.47	0.5	—	—
– Other Time and Savings	30.3	0.1	0.91	30.5	0.1	1.23	59.1	0.3	1.67	30.4	0.1	1.07
Total Foreign Deposits	30.3	0.1	0.91	31.5	0.1	1.11	96.4	0.4	1.59	30.9	0.1	1.01
Total Interest Bearing Deposits	5,340.6	13.4	1.00	5,232.2	14.5	1.12	4,967.0	22.2	1.79	5,286.6	27.7	1.06
Short-Term Borrowings	810.2	2.6	1.30	649.8	2.5	1.54	1,475.9	8.8	2.39	730.5	5.1	1.41
Long-Term Debt	371.5	5.4	5.85	390.4	5.8	6.09	507.1	8.0	6.37	380.9	11.3	5.97
Total Interest Bearing Liabilities	6,522.3	21.4	1.31	6,272.4	22.8	1.47	6,950.0	39.0	2.25	6,398.0	44.1	1.39
Net Interest Income		$90.5			$91.0			$93.0			$181.6
Interest Rate Spread			3.78%			3.91%			3.39%			3.84%
Net Interest Margin			4.12%			4.29%			3.97%			4.20%
Non-Interest Bearing Demand Deposits (Domestic)	1,695.3			1,636.8			1,566.7			1,666.2
Other Liabilities	358.7			360.7			312.3			359.7
Shareholders’ Equity	931.9			973.1			1,251.0			952.4
Total Liabilities and Shareholders’ Equity	$9,508.2			$9,243.0			$10,080.0			$9,376.3

(1)  Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)	Table 6

(dollars in millions)	Three Months Ended June 30, 2003 Compared to March 31, 2003
	Volume (1)	Rate (1)	Time (1)	Total

Change in Interest Income:
Interest Bearing Deposits	$(0.2)	$0.1	$—	$(0.1)
Funds Sold	0.1	—	—	0.1
Investment Securities
Held to Maturity	1.2	(0.4)	—	0.8
Available for Sale	0.4	(3.1)	—	(2.7)
Loans Held for Sale	1.0	—	—	1.0
Net Loans and Lease Financing (Domestic)
Commercial and Industrial	(0.6)	—	0.1	(0.5)
Construction	(0.3)	(0.2)	—	(0.5)
Commercial Mortgage	1.3	(0.3)	0.1	1.1
Residential Mortgage	0.7	(1.1)	—	(0.4)
Installment	0.8	(0.2)	0.2	0.8
Home Equity	0.1	(0.2)	—	(0.1)
Purchased Home Equity	(0.2)	(0.4)	—	(0.6)
Lease Financing	(0.2)	(0.5)	0.1	(0.6)
Total Loans	1.6	(2.9)	0.5	(0.8)
Other	—	(0.2)	—	(0.2)

Total Change in Interest Income	4.1	(6.5)	0.5	(1.9)

Change in Interest Expense:
Interest Bearing Deposits (Domestic)
Savings	0.2	(0.4)	0.1	(0.1)
Time	(0.2)	(0.9)	0.1	(1.0)
Total Interest Bearing Deposits	—	(1.3)	0.2	(1.1)
Short-Term Borrowings	0.5	(0.4)	—	0.1
Long-Term Debt	(0.3)	(0.2)	0.1	(0.4)

Total Change in Interest Expense	0.2	(1.9)	0.3	(1.4)

Change in Net Interest Income	$3.9	$(4.6)	$0.2	$(0.5)

(1)               The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 7

(dollars in millions)	June 30, 2003	March 31, 2003	December 31, 2002	June 30, 2002 (1)
Domestic
Commercial
Commercial and Industrial	$808.5	$824.9	$875.0	$993.4
Commercial Mortgage	689.7	691.7	591.1	562.5
Construction	83.6	86.7	127.5	148.6
Lease Financing	416.9	430.4	427.3	432.7
Total Commercial	1,998.7	2,033.7	2,020.9	2,137.2
Consumer
Residential Mortgage	2,222.0	2,305.3	2,131.4	2,361.2
Home Equity	450.3	439.1	428.2	404.2
Purchased Home Equity	145.6	170.9	185.8	—
Other Consumer	554.8	518.5	493.3	403.2
Lease Financing	34.0	33.8	34.5	37.3
Total Consumer	3,406.7	3,467.6	3,273.2	3,205.9
Total Domestic	5,405.4	5,501.3	5,294.1	5,343.1
Foreign	66.5	64.1	64.9	66.1
Total Loans	$5,471.9	$5,565.4	$5,359.0	$5,409.2

Selected Concentrations of Credit Exposure (Unaudited)

	June 30, 2003			Dec. 31, 2002	June 30, 2002
(dollars in millions)	Outstanding	Unused Commitments	Total Exposure	Total Exposure	Total Exposure

Air Transportation
Regional Passenger Carriers	$45.8	$11.7	$57.5	$57.3	$58.0
United States Based Passenger Carriers	39.8	—	39.8	39.6	49.0
International Based Passenger Carriers	31.8	—	31.8	32.1	32.0
Cargo Carriers	14.7	—	14.7	15.0	15.0
Total Air Transportation	$132.1	$11.7	$143.8	$144.0	$154.0

Guam
Hotel (2)	$42.8	$-	$42.8	$44.4	$43.0
Other Commercial	148.3	35.5	183.8	166.0	230.2
Consumer	259.0	6.8	265.8	257.4	283.3
Total Guam	$450.1	$42.3	$492.4	$467.8	$556.5

Syndicated Exposure	$278.3	$606.8	$885.1	$1,002.1	$1,096.2

Exposure includes loans, leveraged leases and operating leases.

(1)               Certain 2002 information has been reclassified to conform to 2003 presentation.

(2)               A $25.0 million payment-in-full was received in mid-July reducing Hotel exposure to $17.8 million.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 8

(dollars in millions)	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002 (1)	June 30, 2002 (1)

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$8.8	$2.4	$5.9	$6.4	$14.4
Commercial Mortgage	11.2	17.9	20.3	18.1	25.3
Construction	—	—	0.5	0.9	0.7
Lease Financing	2.5	3.2	4.1	5.7	6.9
Total Commercial	22.5	23.5	30.8	31.1	47.3
Consumer
Residential Mortgage	10.2	11.5	13.9	14.3	14.2
Home Equity	—	0.1	0.3	0.2	0.1
Other Consumer	—	—	—	0.1	—
Total Consumer	10.2	11.6	14.2	14.6	14.3
Total Non-Accrual Loans	32.7	35.1	45.0	45.7	61.6

Foreclosed Real Estate	9.3	9.1	9.4	17.6	17.2

Total Non-Performing Assets	$42.0	$44.2	$54.4	$63.3	$78.8

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$0.5	$—	$0.2	$—	$—
Commercial Mortgage	—	0.4	0.3	—	—
Total Commercial	0.5	0.4	0.5	—	—
Consumer
Residential Mortgage	1.8	1.6	0.6	1.4	0.9
Home Equity	0.1	—	—	—	—
Purchased Home Equity	0.1	—	—	—	—
Other Consumer	0.4	2.3	0.7	0.3	0.5
Lease Financing	—	—	—	—	0.1
Tota1 Consumer	2.4	3.9	1.3	1.7	1.5
Total Accruing and Past Due	$2.9	$4.3	$1.8	$1.7	$1.5

Total Loans	$5,471.9	$5,565.4	$5,359.0	$5,259.3	$5,409.2

Ratio of Non-Accrual Loans to Total Loans	0.60%	0.63%	0.84%	0.87%	1.14%

Ratio of Non-Performing Assets to Total Loans, Foreclosed Real Estate and Non-Performing Loans Held for Sale	0.77%	0.79%	1.01%	1.20%	1.45%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.82%	0.87%	1.05%	1.24%	1.48%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$44.2	$54.4	$63.3	$78.8	$90.7
Additions	11.6	4.8	12.0	7.0	20.5
Reductions
Payments and Sales of Loans	(4.3)	(5.6)	(6.9)	(8.5)	(20.6)
Return to Accrual	(7.5)	(5.6)	(1.9)	(9.1)	(6.2)
Sales of Foreclosed Assets	(0.7)	(1.1)	(9.4)	(1.4)	(3.5)
Charge-offs	(1.3)	(2.7)	(2.7)	(3.5)	(2.1)
Total Reductions	(13.8)	(15.0)	(20.9)	(22.5)	(32.4)

Balance at End of Quarter	$42.0	$44.2	$54.4	$63.3	$78.8

(1)               Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 9

	Three Months Ended			Six Months Ended June 30,
(dollars in millions)	June 30, 2003	March 31, 2003	June 30, 2002 (1)	2003	2002 (1)

Balance at Beginning of Period	$140.0	$142.9	$159.0	$142.9	$159.0
Loans Charged-Off
Commercial
Commercial and Industrial	(0.6)	(1.6)	(2.8)	(2.2)	(10.1)
Commercial Mortgage	(0.4)	—	(0.4)	(0.4)	(0.4)
Construction	—	(0.5)	—	(0.5)	(0.5)
Lease Financing	(0.3)	—	(0.1)	(0.3)	(0.1)
Consumer
Residential Mortgage	(0.7)	(0.7)	(1.0)	(1.4)	(2.4)
Home Equity	—	(0.1)	(0.1)	(0.1)	(0.2)
Other Consumer	(3.6)	(3.1)	(3.0)	(6.7)	(6.7)
Lease Financing	—	(0.1)	(0.1)	(0.1)	(0.2)
Total Charge-Offs	(5.7)	(6.1)	(7.5)	(11.7)	(20.6)
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	1.8	0.6	2.1	2.4	2.8
Commercial Mortgage	0.1	—	0.1	0.1	1.9
Construction	0.1	0.9	—	1.0	—
Consumer
Residential Mortgage	0.3	0.2	0.4	0.5	0.7
Home Equity	—	0.1	—	0.1	0.1
Other Consumer	1.3	1.3	1.5	2.6	3.3
Lease Financing	—	0.1	—	0.1	—
Foreign	—	0.1	0.1	0.1	0.2
Total Recoveries	3.6	3.3	4.2	6.9	9.0
Net Loan Charge-Offs	(2.1)	(2.8)	(3.3)	(4.9)	(11.6)
Provision for Loan and Lease Losses	—	—	3.3	—	11.6
Balance at End of Period	$138.0	$140.0	$159.0	$138.0	$159.0

Average Loans Outstanding	$5,518.4	$5,460.8	$5,504.5	$5,489.8	$5,544.7

Ratio of Net Charge-Offs to Average Loans Outstanding (annualized)	0.15%	0.21%	0.24%	0.18%	0.42%
Ratio of Allowance to Loans Outstanding	2.52%	2.52%	2.94%	2.52%	2.94%

(1)     Certain 2002 information has been reclassified to conform to 2003 presentation.

Totals may not add due to rounding.

Bank of Hawaii Corporation and Subsidiaries
Information Technology Systems Replacement Project (Unaudited)	Table 10

(dollars in millions)	Professional Fees	Employee Termination Benefits	Accelerated Depreciation	Other Associated Costs (1)	Total

Costs Incurred:
Three Months Ended:
September 30, 2002	$1.9	$1.0	$3.2	$0.5	$6.6
December 31, 2002	3.2	0.2	2.2	1.4	7.0
Year Ended December 31, 2002	5.1	1.2	5.4	1.9	13.6
Three Months Ended:
March 31, 2003	3.5	0.4	2.0	1.5	7.4
June 30, 2003	2.9	2.6	1.8	2.8	10.1
Six Months Ended June 30, 2003	6.4	3.0	3.8	4.3	17.5
Total Costs Incurred	$11.5	$4.2	$9.2	$6.2	$31.1

Total Expected Project Costs	$12.6	$5.3	$9.2	$8.4	$35.5

(1)               Includes contract termination, equipment, excise tax and other costs.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended June 30, 2003
Net Interest Income	$57,375	$36,382	$3,332	$(6,604)	$90,485
Provision for Loan and Lease Losses	(1,321)	(1,022)	—	2,343	—
Net Interest Income After Provision for Loan and Lease Losses	56,054	35,360	3,332	(4,261)	90,485
Non-Interest Income	23,899	7,944	15,428	3,468	50,739
	79,953	43,304	18,760	(793)	141,224
Information Technology Systems Replacement Project	(368)	—	(90)	(9,647)	(10,105)
Non-Interest Expense	(42,126)	(23,205)	(15,937)	(4,021)	(85,289)
Income Before Income Taxes	37,459	20,099	2,733	(14,461)	45,830
Provision for Income Taxes	(13,860)	(7,319)	(1,011)	6,394	(15,796)
Allocated Net Income (Loss)	23,599	12,780	1,722	(8,067)	30,034
Allowance Funding Value	(161)	(1,100)	(7)	1,268	—
GAAP Provision	1,321	1,022	—	(2,343)	—
Economic Provision	(2,901)	(3,027)	(112)	(5)	(6,045)
Tax Effect of Adjustments	644	1,149	44	400	2,237
Income Before Capital Charge	22,502	10,824	1,647	(8,747)	26,226
Capital Charge	(5,494)	(5,350)	(1,512)	(13,275)	(25,631)
Net Income (Loss) After Capital Charge (NIACC)	$17,008	$5,474	$135	$(22,022)	$595

RAROC (ROE for the Company)	45%	22%	12%	(7)%	13%

Total Assets at June 30, 2003	$3,482,754	$2,207,816	$127,894	$3,732,470	$9,550,934

Three Months Ended June 30, 2002
Net Interest Income	$48,996	$34,705	$3,140	$6,096	$92,937
Provision for Loan and Lease Losses	(549)	(3,096)	—	321	(3,324)
Net Interest Income After Provision for Loan and Lease Losses	48,447	31,609	3,140	6,417	89,613
Non-Interest Income	18,435	8,752	17,376	3,355	47,918
	66,882	40,361	20,516	9,772	137,531
Non-Interest Expense	(44,512)	(24,372)	(18,059)	(2,427)	(89,370)
Income Before Income Taxes	22,370	15,989	2,457	7,345	48,161
Provision for Income Taxes	(8,277)	(5,834)	(909)	(2,125)	(17,145)
Allocated Net Income	14,093	10,155	1,548	5,220	31,016
Allowance Funding Value	(204)	(1,597)	(4)	1,805	—
GAAP Provision	549	3,096	—	(321)	3,324
Economic Provision	(2,905)	(3,667)	(124)	—	(6,696)
Tax Effect of Adjustments	947	802	47	(548)	1,248
Income Before Capital Charge	12,480	8,789	1,467	6,156	28,892
Capital Charge	(5,248)	(6,044)	(1,620)	(21,490)	(34,402)
Net Income (Loss) After Capital Charge (NIACC)	$7,232	$2,745	$(153)	$(15,334)	$(5,510)

RAROC (ROE for the Company)	26%	16%	10%	28%	10%

Total Assets at June 30, 2002	$3,217,645	$2,392,041	$115,119	$4,099,260	$9,824,065

Table 11a

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Six Months Ended June 30, 2003
Net Interest Income	$112,359	$72,769	$7,302	$(10,945)	$181,485
Provision for Loan and Lease Losses	(2,169)	(3,173)	—	5,342	—
Net Interest Income After Provision for Loan and Lease Losses	110,190	69,596	7,302	(5,603)	181,485
Non-Interest Income	41,285	16,359	31,107	6,741	95,492
	151,475	85,955	38,409	1,138	276,977
Information Technology Systems Replacement Project	(950)	(23)	(334)	(16,215)	(17,522)
Non-Interest Expense	(82,795)	(45,924)	(31,841)	(7,512)	(168,072)
Income Before Income Taxes	67,730	40,008	6,234	(22,589)	91,383
Provision for Income Taxes	(25,060)	(14,589)	(2,307)	10,408	(31,548)
Allocated Net Income (Loss)	42,670	25,419	3,927	(12,181)	59,835
Allowance Funding Value	(313)	(2,241)	(17)	2,571	—
GAAP Provision	2,169	3,173	—	(5,342)	—
Economic Provision	(5,609)	(6,086)	(244)	(10)	(11,949)
Tax Effect of Adjustments	1,389	1,907	97	1,028	4,421
Income Before Capital Charge	40,306	22,172	3,763	(13,934)	52,307
Capital Charge	(10,886)	(10,728)	(3,030)	(27,739)	(52,383)
Net Income (Loss) After Capital Charge (NIACC)	$29,420	$11,444	$733	$(41,673)	$(76)

RAROC (ROE for the Company)	41%	23%	14%	(5)%	13%

Total Assets at June 30, 2003	$3,482,754	$2,207,816	$127,894	$3,732,470	$9,550,934

Six Months Ended June 30, 2002
Net Interest Income	$98,552	$70,335	$6,140	$12,805	$187,832
Provision for Loan and Lease Losses	(2,491)	(9,606)	—	481	(11,616)
Net Interest Income After Provision for Loan and Lease Losses	96,061	60,729	6,140	13,286	176,216
Non-Interest Income	42,487	17,373	35,200	5,883	100,943
	138,548	78,102	41,340	19,169	277,159
Restructuring and Other Related Costs	—	—	—	(1,979)	(1,979)
Non-Interest Expense	(90,826)	(49,327)	(34,119)	(4,542)	(178,814)
Income Before Income Taxes	47,722	28,775	7,221	12,648	96,366
Provision for Income Taxes	(17,657)	(10,489)	(2,672)	(3,476)	(34,294)
Allocated Net Income	30,065	18,286	4,549	9,172	62,072
Allowance Funding Value	(471)	(3,149)	(11)	3,631	—
GAAP Provision	2,491	9,606	—	(481)	11,616
Economic Provision	(5,409)	(7,905)	(251)	(3)	(13,568)
Tax Effect of Adjustments	1,254	536	97	(1,165)	722
Income Before Capital Charge	27,930	17,374	4,384	11,154	60,842
Capital Charge	(10,571)	(12,603)	(3,121)	(42,856)	(69,151)
Net Income (Loss) After Capital Charge (NIACC)	$17,359	$4,771	$1,263	$(31,702)	$(8,309)

RAROC (ROE for the Company)	29%	15%	16%	26%	10%

Total Assets at June 30, 2002	$3,217,645	$2,392,041	$115,119	$4,099,260	$9,824,065

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended (1)
(dollars in thousands except per share amounts)	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$85,954	$85,773	$85,945	$89,335	$92,441	$98,645
Income on Investment Securities - Held to Maturity	3,083	2,283	3,122	3,963	4,544	5,145
Income on Investment Securities - Available for Sale	19,815	22,463	24,088	26,175	26,805	27,193
Deposits	1,161	1,307	3,578	5,384	6,011	5,047
Funds Sold and Security Resale Agreements	822	764	834	914	752	1,003
Other	1,016	1,189	1,312	1,575	1,395	1,332
Total Interest Income	111,851	113,779	118,879	127,346	131,948	138,365
Interest Expense
Deposits	13,309	14,447	17,657	20,547	22,166	23,978
Security Repurchase Agreements	2,391	2,242	4,585	7,039	8,256	10,293
Funds Purchased	219	205	255	299	245	231
Short-Term Borrowings	25	24	217	334	289	649
Long-Term Debt	5,422	5,861	5,947	6,946	8,055	8,319
Total Interest Expense	21,366	22,779	28,661	35,165	39,011	43,470
Net Interest Income	90,485	91,000	90,218	92,181	92,937	94,895
Provision for Loan and Lease Losses	—	—	—	—	3,324	8,292
Net Interest Income After Provision for Loan and Lease Losses	90,485	91,000	90,218	92,181	89,613	86,603
Non-Interest Income
Trust and Asset Management	12,545	13,181	13,085	13,655	14,175	14,818
Mortgage Banking	6,061	283	4,398	3,669	2,842	7,957
Service Charges on Deposit Accounts	8,645	8,950	8,326	7,925	7,956	8,410
Fees, Exchange, and Other Service Charges	13,473	12,989	12,963	13,114	13,065	12,452
Investment Securities Gains	587	583	612	—	3	—
Insurance	2,991	2,982	3,099	2,677	2,563	2,599
Other	6,437	5,785	7,872	5,997	7,314	6,789
Total Non-Interest Income	50,739	44,753	50,355	47,037	47,918	53,025
Non-Interest Expense
Salaries	39,232	36,459	38,462	37,994	37,884	39,187
Pensions and Other Employee Benefits	8,479	9,970	6,272	7,377	9,391	9,996
Net Occupancy Expense	9,628	9,613	10,638	9,597	9,321	9,593
Net Equipment Expense	9,208	9,748	11,077	10,058	9,997	10,121
Restructuring and Other Related Costs	—	—	385	—	—	1,979
Information Technology Systems Replacement Project	10,105	7,417	7,052	6,576	—	—
Other	18,742	16,993	22,827	20,141	22,777	20,547
Total Non-Interest Expense	95,394	90,200	96,713	91,743	89,370	91,423
Income Before Income Taxes	45,830	45,553	43,860	47,475	48,161	48,205
Provision for Income Taxes	15,796	15,752	14,952	17,275	17,145	17,149
Net Income	$30,034	$29,801	$28,908	$30,200	$31,016	$31,056

Basic Earnings Per Share	$0.50	$0.49	$0.45	$0.44	$0.43	$0.42
Diluted Earnings Per Share	$0.48	$0.47	$0.44	$0.43	$0.42	$0.41

Balance Sheet Totals
Total Assets	9,550,934	9,410,210	9,516,418	9,702,700	9,824,065	10,245,021
Net Loans	5,333,896	5,425,343	5,216,151	5,104,857	5,250,216	5,442,601
Total Deposits	7,140,849	6,987,331	6,920,161	6,627,673	6,455,981	6,543,781
Total Shareholders’ Equity	913,010	952,007	1,015,759	1,100,706	1,191,072	1,265,907

Performance Ratios
Return on Average Assets	1.27%	1.31%	1.20%	1.22%	1.23%	1.21%
Return on Average Equity	12.93%	12.42%	10.72%	10.40%	9.94%	9.97%
Efficiency Ratio	67.55%	66.44%	68.80%	65.90%	63.45%	61.81%
Efficiency Ratio excluding ITSRP and Restructuring Costs	60.39%	60.98%	63.51%	61.18%	63.45%	60.47%

(1)               Certain 2002 information has been reclassified to conform to 2003 presentation.